Exhibit 99.3

HOVNANIAN ENTERPRISES, INC.		For Immediate Release

Contact:	Jeffrey T. O’Keefe	Ethan Lyle
	Vice President of Investor Relations	Teneo Strategy
	732-747-7800	212-886-9376

K. HOVNANIAN ENTERPRISES, INC. COMMENCES CONSENT SOLICITATIONS TO AMEND SENIOR SECURED NOTES INDENTURE

RED BANK, NJ, December 28, 2017 – Hovnanian Enterprises, Inc. (NYSE: HOV) (the “Company”) announced today that its wholly owned subsidiary, K. Hovnanian Enterprises, Inc. (“K. Hovnanian”), has commenced the solicitation of consents (the “Consent Solicitations”) to amend (the “Proposed Amendments”) the indenture (the “Indenture”) governing K. Hovnanian’s 10.000% Senior Secured Notes due 2022 (the “2022 Notes”) and 10.500% Senior Secured Notes due 2024 (the “2024 Notes,” each of the 2022 Notes and 2024 Notes, a “Series” of Notes, and collectively, the “Notes”). The Consent Solicitation with respect to each Series of Notes is a separate Consent Solicitation and is not conditioned upon the other Consent Solicitation. The Consent Solicitations are being made in accordance with the terms and subject to the conditions stated in a Consent Solicitation Statement, dated December 28, 2017 (the “Consent Solicitation Statement”). As of the date of the Consent Solicitation Statement, the aggregate outstanding principal amount of the 2022 Notes was $440,000,000, and the aggregate outstanding principal amount of the 2024 Notes was $400,000,000.

Each Consent Solicitation is scheduled to expire at 5:00 p.m., New York City time, on January 12, 2018, unless extended or earlier terminated (with respect to each Series of Notes, the “Expiration Date”). Holders of Notes who validly deliver consents to the applicable Proposed Amendments in the manner described in the Consent Solicitation Statement will be eligible to receive consent consideration equal to $2.50 per $1,000 principal amount of Notes for which consents have been validly delivered prior to the applicable Expiration Date (and not validly revoked). Holders providing consents after the applicable Expiration Date will not receive consent consideration. Consent consideration will be paid to consenting holders as promptly as practicable after the satisfaction or waiver of the conditions to the Consent Solicitations, as further described in the Consent Solicitation Statement.

The purpose of the Consent Solicitations is to obtain from holders approval of the Proposed Amendments to eliminate the restrictions on the Company’s ability to purchase, repurchase, redeem, acquire or retire for value K. Hovnanian’s 7.000% Senior Notes due 2019 and 8.000% Senior Notes due 2019 and refinancing or replacement indebtedness in respect thereof contained in the indenture governing the Notes.

The consummation of each Consent Solicitation is subject to a number of conditions that are set forth in the Consent Solicitation Statement, including, without limitation, (i) the receipt of the consent of the holders of at least a majority in aggregate principal amount of the outstanding Notes of the applicable Series (with respect to each Series of Notes, the “Requisite Consents”) prior to the applicable Expiration Date and (ii) the execution and effectiveness of a supplemental indenture effecting the Proposed Amendments to the applicable Indenture.

Consents may be revoked prior to the date the applicable supplemental indenture giving effect to the Proposed Amendments is executed and becomes effective (which, in each case, is expected to be promptly after receipt of the Requisite Consents for the applicable Series of Notes and may occur prior to the applicable Expiration Date if the Requisite Consents for such Series of Notes are received before then). If the Requisite Consents for a Series of Notes are received and the applicable supplemental indenture is executed and becomes effective, upon payment by K. Hovnanian of the consent consideration to the consenting holders of Notes of the applicable Series, the applicable Proposed Amendments will be operative and be binding upon all holders of Notes of the applicable Series, whether or not such holders have delivered Consents. A more comprehensive description of the Consent Solicitations can be found in the Consent Solicitation Statement.

Requests for copies of the Consent Solicitation Statement and other related materials should be directed to Global Bondholder Services Corporation, the Information and Tabulation Agent for the Consent Solicitations, at (212) 430-3774 (collect) or (866) 470-4300 (toll-free).

K. Hovnanian’s obligations to pay the consent consideration are set forth solely in the Consent Solicitation Statement. This press release and the Consent Solicitation Statement shall not constitute an offer to sell nor a solicitation of an offer to purchase any Notes or other securities. The Consent Solicitations are being made only by, and pursuant to the terms of, the Consent Solicitation Statement, and the information in this news release is qualified by reference to the Consent Solicitation Statement. No recommendation is made, or has been authorized to be made, as to whether or not holders of Notes should consent to the adoption of the Proposed Amendments pursuant to the Consent Solicitations. Each holder of Notes must make its own decision as to whether to give its consent to the Proposed Amendments. The Consent Solicitations are not being made in any jurisdiction in which the making thereof would not be in compliance with the applicable laws of such jurisdiction. In any jurisdiction in which the Consent Solicitations are required to be made by a licensed broker or dealer, the Consent Solicitations will be deemed to be made on behalf of K. Hovnanian by one or more registered brokers or dealers licensed under the laws of such jurisdiction. None of the Company, K. Hovnanian or the Information and Tabulation Agent makes any recommendation in connection with the Consent Solicitations. Subject to applicable law, K. Hovnanian may amend, extend or terminate the Consent Solicitations.

About Hovnanian Enterprises

Hovnanian Enterprises, Inc., founded in 1959 by Kevork S. Hovnanian, is headquartered in Red Bank, New Jersey. The Company is one of the nation’s largest homebuilders with operations in Arizona, California, Delaware, Florida, Georgia, Illinois, Maryland, New Jersey, Ohio, Pennsylvania, South Carolina, Texas, Virginia, Washington, D.C. and West Virginia. The Company’s homes are marketed and sold under the trade names K. Hovnanian® Homes, Brighton Homes® and Parkwood Builders. As the developer of K. Hovnanian’s® Four Seasons communities, the Company is also one of the nation’s largest builders of active lifestyle communities.

Forward-Looking Statements

All statements in this press release that are not historical facts should be considered as “Forward-Looking Statements.” Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such forward-looking statements include but are not limited to statements related to the Company’s goals and expectations with respect to its financial results for future financial periods. Although we believe that our plans, intentions and expectations reflected in, or suggested by, such forward-looking statements are reasonable, we can give no assurance that such plans, intentions or expectations will be achieved. By their nature, forward-looking statements: (i) speak only as of the date they are made, (ii) are not guarantees of future performance or results and (iii) are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Therefore, actual results could differ materially and adversely from those forward-looking statements as a result of a variety of factors. Such risks, uncertainties and other factors include, but are not limited to, (1) changes in general and local economic, industry and business conditions and impacts of a sustained homebuilding downturn; (2) adverse weather and other environmental conditions and natural disasters; (3) levels of indebtedness and restrictions on the Company’s operations and activities imposed by the agreements governing the Company’s outstanding indebtedness; (4) the Company's sources of liquidity; (5) changes in credit ratings; (6) changes in market conditions and seasonality of the Company’s business; (7) the availability and cost of suitable land and improved lots; (8) shortages in, and price fluctuations of, raw materials and labor; (9) regional and local economic factors, including dependency on certain sectors of the economy, and employment levels affecting home prices and sales activity in the markets where the Company builds homes; (10) fluctuations in interest rates and the availability of mortgage financing; (11) changes in tax laws affecting the after-tax costs of owning a home; (12) operations through joint ventures with third parties; (13) government regulation, including regulations concerning development of land, the home building, sales and customer financing processes, tax laws and the environment; (14) product liability litigation, warranty claims and claims made by mortgage investors; (15) levels of competition; (16) availability and terms of financing to the Company; (17) successful identification and integration of acquisitions; (18) significant influence of the Company’s controlling stockholders; (19) availability of net operating loss carryforwards; (20) utility shortages and outages or rate fluctuations; (21) geopolitical risks, terrorist acts and other acts of war; (22) increases in cancellations of agreements of sale; (23) loss of key management personnel or failure to attract qualified personnel; (24) information technology failures and data security breaches; (25) legal claims brought against us and not resolved in our favor; and (26) certain risks, uncertainties and other factors described in detail in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2017 and subsequent filings with the Securities and Exchange Commission. Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.